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                                                                     EXHIBIT 4.8

                   AMENDMENT NO. 1 TO INTERCREDITOR AGREEMENT

        THIS AMENDMENT NO. 1, dated as of 17th day of April, 1997 (the "Amendment"), to the Intercreditor Agreement dated as of the 5th day of February, 1997 (the "Intercreditor Agreement"), by and among The Bank of New York, which becomes the Note Agent under the Intercreditor Agreement on the date hereof, and BT Commercial Corporation, as Credit Agent and Shared Collateral Agent;

         1. Notwithstanding anything to the contrary in the Intercreditor
         Agreement:

               (a) (i) Insurance Proceeds (as defined in the Indenture, dated as of the 17th day of April, 1997 (the "Indenture") in respect of the Borrower's 11.25% First Mortgage Notes due 2005 between the Borrower and the Note Agent) shall constitute Senior Note Collateral and not Bank Collateral or Shared Collateral, (ii) the words "and Improvements" are added at the end of clause (a) of Exhibit B to the Intercreditor Agreement, (iii) the word "Cash" is deleted in all places in clause (e) of Exhibit B to the Intercreditor Agreement and the reference to Senior Credit Agreement in such clause (e) is replaced with "Permanent Senior Note Documents"; (iv) the following items are added as Senior Note Collateral for purposes of Exhibit B to the Intercreditor Agreement utilizing terms as defined in the Indenture: (x) Capital Stock of a Restricted Subsidiary and (y) non-cash consideration received as consideration for an Asset Sale and (v) the words "(excluding Capital Stock)" are added at the end of clause (f) of Exhibit C to the Intercreditor Agreement;

               (b) The Borrower or, upon foreclosure of the Senior Note Collateral, the Trustee may dispose of Shared Collateral without the consent of the Credit Agent, the Shared Collateral Agent or the Lenders and without any continuing Lenders' Lien, and the Proceeds of any such disposition shall constitute Senior Note Collateral and not Bank Collateral or Shared Collateral; provided that (a) if such disposition occurs after an Event of Default has occurred under the BTCC Credit Agreement, the Credit Agent shall have a license to use such Shared Collateral on the same terms as is provided for in respect of Trademarks pursuant to Section 3.12 of the Intercreditor Agreement and (b) any such disposition (after giving effect to any license referred to in (a)) shall not deprive the Credit Agent of access to Shared Collateral sufficient to enable it to manufacture and sell the Bank Collateral.



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                  2. Except as otherwise expressly provided in this Amendment, the Intercreditor Agreement is affirmed as of the date hereof in all respects.

                                   BT COMMERCIAL CORPORATION,
                                       as Credit Agent


                                   By /s/ Rita Dagdelen-Keskinyan
                                     -----------------------------
                                     Name: Rita Dagdelen-Keskinyan
                                     Title: Managing Director

                                   THE BANK OF NEW YORK,
                                          as Note Agent


                                   By /s/ Paul J. Schmalzel
                                     -----------------------------
                                     Name: Paul J. Schmalzel
                                     Title: Assistant Treasurer

                                   BT COMMERCIAL CORPORATION,
                                      as Shared Collateral Agent


                                   By /s/ Rita Dagdelen-Keskinyan
                                     -----------------------------
                                     Name: Rita Dagdelen-Keskinyan
                                     Title: Managing Director


        Acknowledged and Agreed:

        ANCHOR GLASS CONTAINER CORPORATION

        By /s/ M. William Lightner, Jr.
          ------------------------------
          Name: M. William Lightner, Jr.
          Title: Vice-President and
                 Chief Executive Officer